                                                                    Exhibit 21




                        SUBSIDIARIES OF THE REGISTRANT



                                                                          Percentage           State of
                                                                               of            Incorporation
            Parent                            Subsidiary                   Ownership        or Organization
            ------                            ----------                  ----------        ---------------
Horizon Financial                    Horizon Federal Savings                 100%               Federal
 Services Corporation                 Bank

Horizon Federal Savings              Horizon Investment                      100%                 Iowa
 Bank                                  Services, Inc.

         The financial statements of Horizon Financial Services Corporation are consolidated with those of its subsidiaries.